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                                  EXHIBIT 10.14

                     LOAN PURCHASE AGREEMENT BY AND BETWEEN

                       MORTGAGE CAPITAL RESOURCE CORP. AND

                       MAXAMERICA FINANCIAL SERVICES, INC.

                               DATED JULY 7, 1998


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                             LOAN PURCHASE AGREEMENT

         THIS AGREEMENT is entered into by and between MORTGAGE CAPITAL RESOURCE CORPORATION, a California corporation ("MCR"), and MAXAMERICA FINANCIAL SERVICES, INC., a California corporation ("MaxAmerica"), and recites as follows:

RECITALS

         WHEREAS, MaxAmerica is in the business of originating real estate mortgage loans ("Loans"); and

         WHEREAS, MCR conducts its business as a mortgage company; and,

         WHEREAS, MaxAmerica desires to act as a correspondent to MCR and sell Loans and completed loan packages to MCR for funding on terms and conditions provided herein,

         NOW THEREFORE, it is agreed as follows:

         1. MaxAmerica agrees, acknowledges and warrants that prior to conducting business with MCR under this Agreement it will meet all of the requirements of the Federal Housing Administration ("FHA") and the Veterans Administration ("VA"), and shall meet and comply with all local ordinances and state laws where Loans are originated and all regulations of RESPA and all ECOA notices.

         2. MCR agrees to establish a processing company in accordance with HUD guidelines for a minimum of one (1) year. MaxAmerica shall submit all Loans originated by or through it to MCR for underwriting review and funding and will comply with all MCR guidelines and MCR investor guidelines, including all credit, income, property and personal information on and of borrowers and to perform all other services that may be required by generally accepted standards and practices followed within the mortgage banking industry to complete a loan package for underwriting submission to MCR. Upon receipt of a completed loan package, MCR shall cause its underwriters to perform the normal and customary underwriting review and evaluation of each loan package and the information contained therein. Providing that the information within each loan package meets applicable underwriting guidelines and requirements, and provided, further, that MCR has a loan program under which the loan can be funded, MCR will fund the loan and take all other actions which may be required by applicable contracts or guidelines to insure, ship and service each such loan. For any loans for which MCR does not have a program under which the loan can be funded or is not otherwise approved for such funding, MaxAmerica may broker the loan to a lender who is able to fund such loan consistent with the borrower's request.

         3. MCR shall be paid an underwriting fee of $1,000.00 for each loan funded as provided herein, which shall be paid through and upon close of the escrow or other transaction through which the loan is funded.

         4. (a) MCR and MaxAmerica shall establish an account at a federally insured banking institution and shall each deposit the sum of $ 100.00 per loan funded under this Agreement as a loss reserve account. Withdrawals from said loss reserve account shall

Require the signature of a representative of MCR and of MaxAmerica. Funding shall continue up to a point where there is $200,000.00 in the account, at which time, upon the request of either party, funding in the account will be suspended until the account falls below $100,000.00, at which time funding will recommence. At termination of this Agreement, and after utilization of the account as provided in Section 4(b) set forth below, or in the event of the mutual agreement of the parties to terminate the account, all remaining funds in the account shall be divided one-half to MCR and one-half to MaxAmerica.

     (b) In the event any entity to whom MCR has sold a loan funded under this Agreement, or to any such entity's successor or assignee, demands that MCR repurchase such loan or claims a loss or damages as a result of acquiring such loan ("Claim"), MCR shall notify MaxAmerica within thirty (30) days of receiving notice of such Claim, and unless other arrangements are made, MCR shall be solely responsible for the first $1,500.00 of loss in settling such

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Claim, and then the loss reserve account shall be utilized to settle the remaining portion of such Claim.

           (c) In the event the loan loss reserve account should be insufficient to cover the costs, damages, liabilities and claims referred to in section 4(b) above, then MCR shall indemnify and hold MaxAmerica harmless from all claims. At any time after the expiration of one year from the date of executing this Agreement, upon thirty (30) days' notice in writing from MCR, MCR shall have the right to terminate this Agreement, and MCR shall indemnify and hold MaxAmerica harmless from all claims upon termination of this Agreement as provided in this Section 4(c). Whether or not said action or proceeding goes to final judgment, in addition to any other relief to which it or they may be entitled, and shall include any post-judgment attorneys fees incurred, any attorneys fees incurred by the prevailing party on appeal, and by the prevailing party for any post-judgment motion proceedings or hearings, and any and all attorneys fees incurred in any and all efforts by the prevailing party to collect its judgment.

         6. Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns.

         7. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

         8. The parties hereto agree to execute and file and to join in the execution and filing of any and all agreements, consents or other documents reasonably necessary to effect the consummation of the transaction contemplated hereby, as either party hereto may reasonably require.

         9. This Agreement shall be construed and governed in accordance with the laws of the State of California.

         10. The section and other headings contained in this Agreement are for reference purposes only and will not affect the interpretation or meaning of this Agreement.

         11. All notices under this Agreement shall be in writing and shall be delivered by personal service, facsimile transmission (with customary electronic confirmation of delivery), or by certified or registered mail, postage prepaid, return receipt requested, to the parties. Any written notice to any of the parties required or permitted hereunder shall be deemed to have been duly given on the date of service if served personally or if served by facsimile transmission (with confirmation of receipt), or seventy-two (72) hours after the mailing. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as provided hereunder shall be deemed to be receipt of the notice, demand or request sent. Notices to the parties shall be addressed as indicated below, or to such other addresses as the parties may designate in writing from time to time.

         12. In the event that any of the provisions, or portions thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby.

         13. All representations, warranties, covenants, agreements and indemnities contained in this Agreement shall survive the effective date, and shall survive a breach of any of the provisions hereof.

         14. Nothing contained in this Agreement or in connection with the relationship between MaxAmerica and MCR shall create or be deemed to create any partnership, joint venture, agency or employment relationship between MaxAmerica and MCR. MaxAmerica shall be exclusively responsible for its own costs and expenses in connection with MaxAmerica's business, loan origination and the processing of Loan.

         15. MaxAmerica and MCR agree not to reveal any confidential information about the other without the written consent of the other party.

         16. Both parties shall indemnify and hold both parties, their directors, officers, agents, employees and successors and assigns harmless from and against and shall reimburse the prevailing party with respect to any loss, damage, claim, liability, cost and expenses, including attorney fees actually incurred, relating to or arising out of either

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party's breach of or failure to perform any obligation under this Agreement.

         17. The term "mortgage" as used herein shall mean a deed of trust or any other instrument used under the laws of any state in which real property is used as security for a loan funded or to be funded under the terms of this Agreement.

         18. This Agreement shall be effective upon execution and shall remain in effect for five (5) years, subject to Section 19, below.

         19. (a) This Agreement shall not be effective until this Agreement is approved by the Board of directors of HomeLife, Inc. and written notice there of has been provided to MCR.

             (b) MaxAmerica shall have the right to terminate the Agreement in the event there is more than a 50 percent change in ownership of the shares of MCR during the term of this Agreement.

             (c) MaxAmerica shall have the right to terminate this Agreement in the event there is more than a 20 percent change in ownership of the shares of HomeLife, Inc. during the term of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the 17th day of July, 1998, and intending to be legally bound as of the date hereof, each of the undersigned parties has caused this Agreement to be duly executed and delivered.

                                  MORTGAGE CAPITAL RESOURCE CORPORATION,
                                  --------------------------------------
                                  A California corporation

                                  By: /s/ Kenneth C. Ketner
                                     ------------------------------------------
                                  Its:   Chief Operating Officer

                                  MAXAMERICA FINANCIAL SERVICES, INC.

                                  a California corporation

                                  By: /s/ Andrew Cimerman
                                     ------------------------------------------
                                  Its: President

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                              ADDENDUM TO THE LOAN

                               PURCHASE AGREEMENT

This compensation agreement is attached to that certain LOAN PURCHASE AGREEMENT dated July 7, 1998 between MORTGAGE CAPITAL RESOURCE ("MCR") and MAXAMERICA FINANCIAL SERVICES, INC ("MAXAMERICA"), and is incorporated into and made a part of the said LOAN PURCHASE AGREEMENT, as an addition to and not a substitution for or modification of the LOAN PURCHASE AGREEMENT.

MCR AND MAXAMERICA AGREE THAT MCR SHALL PAY MAXAMERICA A SERVICING RELEASE FEE AS FOLLOWS:

- FHA 30-Year Fixed Rate Loan                                          2.02
- FHA 15-Year Fixed Rate Loan                                          1.70
- VA 30-Year Fixed Rate Loan                                           1.70
- VA 15 -Year Fixed Rate Loan                                          1.50
- Fannie Mae/Freddie Mac 30-Year Fixed Rate Loan                       0.75

AGREED TO THIS 17TH DAY OF JULY, 1998 WITH AND BETWEEN:

 /s/ Kenneth C. Ketner                      /s/ Andrew Cimerman
---------------------------                 ---------------------------
Kenneth C. Ketner, CEO                      MaxAmerica Financial
Mortgage Capital Resource